Exhibit 3.2

E-Filed

Document must be filed electronically.
Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies
of filed documents, visit www.sos.state.co.us.

Colorado Secretary of State
Date and Time: 07/08/2015 09:55 PM
ID Number: 20071142535

Document number: 20151445838
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq., §7-110-106 and §7-101-504 of the Colorado Revised Statutes (C.R.S.)

ID number: 20071142535

1. The domestic entity name for the corporation is Eco Building Products, Inc.

2. New entity name: (if applicable) ______

(The following statement is adopted by marking the box.)

☑ This is a Public Benefit Corporation

3. The purposes for which the corporation was formed are
   Eco-Friendly Protective Coatings

4. Other amendments, if any, are attached.

5. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6. *(Optional)* Delayed effective date: ______ *(mm/dd/yyyy)*

Notice:
Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

7. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Vuozzo	Mark		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

909 West Vista Way
(Street name and number or Post Office information)

Vista	CA	92083
(City)	*(State)*	*(Postal/Zip Code)*

	United States
(Province – if applicable)	*(Country – if not US)*

AMD_PCPBC Page 1 of 2 Rev. 4/01/2014

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:
This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.

AMD_PCPBC Page 2 of 2 Rev. 4/01/2014

AMENDMENT NUMBER 1 TO
CERTIFICATE OF DESIGNATION
OF THE PREFERENCES, RIGHTS AND LIMITATIONS
OF THE
SERIES D 12% CONVERTIBLE PREFERRED STOCK
OF
ECO BUILDING PRODUCTS, INC.

The undersigned, the Chief Executive Officer of Eco Building Products, Inc., a Colorado corporation (the “Company”), in accordance with the provisions of the Colorado Business Corporation Act, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Company and the Certificate of Designation of the Preferences, Rights and Limitations of the Series D 12% Convertible Preferred Stock as adopted on March 31, 2015 (the “Series D 12% Convertible Preferred Stock”) and as filed with the Secretary of State for the State of Colorado on April 1, 2015 (the “Original Series D Certificate”), the following resolution amending the Series D 12% Convertible Preferred Stock and the Original Series D Certificate was duly adopted at a meeting of the Board of Directors on July 2, 2015 as follows:

RESOLVED, that pursuant to a duly convened meeting of the Board of Directors on July 2, 2015, the Company hereby increases the number of shares of Series D 12% Convertible Preferred Stock designated in the Original Series D Certificate from 10,000 shares to 20,000 shares. Other than amending Section 2 of the Original Series D Certificate to designate 20,000 shares of Preferred Stock (as defined in the Original Series D Certificate), the Preferred Stock shall have the same designations, powers, preferences and other special rights, and qualifications, limitations and restrictions as provided in the Original Series D Certificate.

IN WITNESS WHEREOF, the undersigned has executed and subscribed this Amendment Number 1 to the Certificate of Designation of the Preferences, Rights and Limitations of the Series D 12% Convertible Preferred Stock of Eco Building Products, Inc. and does affirm the foregoing as true this 8th day of July, 2015.

ECO BUILDING PRODUCTS, INC.

By:	/s/ Tom Comery
Name:	Tom Comery
Title:	Chief Executive Officer